Exhibit 99.1

Sphere 3D Corp. Provides August 2024 Update

Stamford, Connecticut, September 23, 2024 - Sphere 3D Corp. (NASDAQ: ANY) ("Sphere 3D"), a Bitcoin mining company, is providing a strategic and operational update for August 2024.

Key Highlights:

  Second batch of Antminer S21 fleet upgrades have arrived
  12.7 Bitcoin mined in August 2024
  Month-end deployed hash rate was 1.0 EH/s

Metrics	Aug 2023	July 2024	Aug 2024
Bitcoin Mined	58.3	16.8	12.7
Bitcoin Sold	65.7	22.0	12.6
Mining Revenue	$1.6 million	$1.0 million	$0.8 million
Bitcoin Holdings	2.8	2.0	2.1
Deployed Miners	~12,450	~11,200	~8,900
Month End Deployed Hash Rate (EH/s)	1.3 EH/s	1.2 EH/s	1.0 EH/s

Strategic Update:

We continue to proactively focus on the company's future growth through operational growth and strategic partnerships:

  As announced earlier this month, we are developing a 12.5 MW site in Iowa at an average of sub ~ 4 cent energy. The site will be built, developed and managed by Simple Mining LLC. The targeted completion date is early December 2024.
  We continue to take older machines offline and replace them with the latest generation models throughout the remainder of the year. We are progressing with our fleet refresh by taking delivery of our second batch of Bitmain Antminer S21s in September, which are coming online in Iowa. We now have over 800 Bitmain S21s and S21 Pros online or ordered, for a total of .2 EH/s.

  We anticipate a drop in bitcoin mined next month as we exit our Granbury site. Some of the older machines from Granbury will be brought online at another facility and some will be replaced with later generation models.
  While we grow our core operations, we continue our goal of merging with a company focused on vertical integration. We are continuing discussions with several potential partners.

CEO Comments

"We are excited to announce that we are partnering with Simple Mining on the development of our 12.5 MW site in Iowa. In addition, our second batch of S21s have arrived and are currently hashing in Iowa. This brings our total mix of S21s and S21 Pros to 800, or .2 exahash. Finally, we were able to facilitate a contract buyout with our hosting partner at the Granbury site.  This will allow us to sell our older generation machines and purchase more Antminer S21 machines as well as partially fund development of the 12.5 MW site," explains Patricia Trompeter, CEO of Sphere 3D. She adds, "There will be a temporary drop in exahash and bitcoin mined over the next couple of months as we execute this transition of taking older machines offline, and replacing them with newer machines, but we believe that long-term controlling our cost of electricity and upgrading the fleet will position us well for profitability in the first half of 2025."

Production

As mentioned above, we added .2 EH/s to our fleet in the form of Bitmain Antminer S21s and S21 Pros. As we continue to "swap out the fleet" in batches, older machines will come offline to make room at our hosting partners for newer generation equipment. Gradually refreshing the fleet allows us to use existing working capital and maintain our debt free status.

About Sphere 3D

Sphere 3D Corp. (NASDAQ: ANY) is a cryptocurrency miner growing its industrial-scale Bitcoin mining operation through the capital-efficient procurement of next-generation mining equipment and partnering with best-in-class data center operators. Sphere 3D is dedicated to growing shareholder value while honoring its commitment to strict environmental, social, and governance standards. For more information about Sphere 3D, please visit Sphere3D.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "experts," "plans," "anticipates," "could," "intends," "target," "project," "contemplates," "believes," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these words or other similar terms or expressions. Expectations and beliefs regarding matters discussed herein may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from the projected. The forward-looking statements contained in this communication are also subject to other risks and uncertainties, including those more fully described in filings with the SEC, including Sphere 3D's reports filed on Form 10-K, Form 10-Q and Form 8-K and in other filings made by Sphere 3D with the SEC from time to time and available at www.sec.gov. These forward-looking statements are based on current expectations, which are subject to change.

Sphere 3D Contact

Kurt Kalbfleisch CFO, Sphere 3D

Investor.relations@sphere3d.com